                                                          Exhibit 26(h)(13)(vi)

                              FOURTH AMENDMENT TO
                    IVY FUNDS VARIABLE INSURANCE PORTFOLIOS
                            PARTICIPATION AGREEMENT
           (EXCLUDES PRODUCTS SOLD THROUGH W&R DISTRIBUTION SYSTEM)

This Fourth Amendment ("Amendment") is entered into this 27/th/ day of September, 2012, by and among MINNESOTA LIFE INSURANCE COMPANY ("Company"), WADDELL & REED, INC. ("W&R"), and IVY FUNDS VARIABLE INSURANCE PORTFOLIOS (the "Trust" or "Portfolios").

WHEREAS, the parties desire to amend the Agreement to update certain provisions.

NOW, THEREFORE, the parties agree as follows:

1. Section 2(a) of the Agreement shall be amended by striking such section in its entirety and replacing it with the following language:

   "Company represents and warrants that the Variable Accounts have been established and are in good standing under Minnesota Law; and that Variable Accounts have been registered as unit investment trusts under the Investment Company Act of 1940, as amended (the "1940 Act") and will remain so registered, or are exempt from registration pursuant to section(s) 3(c)(1), 3(c)(7) or 3(c)(11) of the 1940 Act."

2. Exhibit A is deleted and replaced in its entirety by the Exhibit A attached to this Fourth Amendment.

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

WADDELL &REED, INC.

/s/ Thomas W. Butch
-------------------------
Thomas W. Butch
President

IVY FUNDS VARIABLE
INSURANCE PORTFOLIOS

/s/ Henry J. Hermann
-------------------------
Henry J. Hermann
President

MINNESOTA LIFE INSURANCE
COMPANY

/s/ Brian Anderson
-------------------------
Brian Anderson
2/nd/ VP-Group Case
Underwriting

                                   EXHIBIT A
                      (AS AMENDED SEPTEMBER 27/TH/, 2012)

             VARIABLE ACCOUNTS OF MINNESOTA LIFE INSURANCE COMPANY

    1. Minnesota Life Variable Universal Life Account

    2. Variable Annuity Account

    3. Minnesota Life Variable Life Account

    4. Variable Fund D

    5. Minnesota Life Individual Variable Universal Life Account

    6. VUL Account III*

    7. VUL Account V*

* VUL Accounts III and V include separate accounts established by Minnesota Life Insurance Company for each available portfolio of the Trust.